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                                                                  EXHIBIT 10.8

                                Q-MAX (TM) PROCESS

                                LICENSE AGREEMENT

                                     BETWEEN

                           BTL SPECIALTY RESINS CORP.

                                       AND

                                       UOP

                                       FOR

                               Q-MAX PROCESS UNIT

                              BLUE ISLAND, ILLINOIS


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

                                    CONTENTS

            Article

               1              Definitions

               2              Warranty

               3              Grant-Forward of Patent Rights

               4              Grant-Back of Patent Rights

               5              Technical Information

               6              Records of Operation

               7              Royalties

               8              Patent Infringement

               9              Default

               10             Termination

               11             Assignment or Transfer

               12             General Provisions


            Schedule

               A              Definitions

               B              Royalties

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          THIS AGREEMENT, dated November 21, 1994, is made between BTL SPECIALTY
     RESINS CORP., a corporation of Ontario, Canada ["LICENSEE"] and UOP, a company organized and existing under the laws of the State of New York, United States of America ["UOP"].

                                    ARTICLE 1
                                   DEFINITIONS

     1.1  Certain words used in this agreement are defined in Schedule A.

                                    ARTICLE 2
                                    WARRANTY

     2.1 UOP warrants that it has the right to grant to LICENSEE a license under UOP's Patent Rights as set forth in Article 3.

                                    ARTICLE 3
                         GRANT-FORWARD OF PATENT RIGHTS

     3.1 Subject to the provisions of this agreement, UOP grants to LICENSEE a nonexclusive, nontransferable license under UOP's Patent Rights to use the Process in the Unit, to use in carrying out the Process in the Unit any apparatus or catalysts therefor, and to export to, sell or use in any country the products of the Process produced in the Unit.


                                   ARTICLE 4
                           GRANT-BACK OF PATENT RIGHTS

     4.1 LICENSEE grants to UOP and its Subsidiaries (i) the rights to (a) use the Process, (b) any apparatus or catalysts for carrying out the Process, and (c) export to, sell or use in any country the products of the Process free from suit for any infringement of LICENSEE's Patent Rights occurring during the life of LICENSEE's Patent Rights, and (ii) the right to pass on the immunity described in (i) above to other licensees of UOP.

                                    ARTICLE 5
                              TECHNICAL INFORMATION

     5.1 UOP's Technical Information shall be available to LICENSEE through UOP or its nominee. LICENSEE shall only use UOP's Technical Information furnished to

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          LICENSEE directly or indirectly, in writing or otherwise, in
          LICENSEE's operation of the Process in the Unit. LICENSEE shall not duplicate or disclose to others such Technical Information; however, LICENSEE may furnish portions of such Technical Information, to the extent necessary for LICENSEE's operations hereunder, to others who have entered into an appropriate agreement with UOP for the protection of such Technical Information. UOP shall not be unreasonable with respect to the provisions of any such agreement or with respect to the approval of LICENSEE's selection of any party to such agreement. LICENSEE shall not analyze any catalysts acquired directly or indirectly from UOP for use in the Unit and LICENSEE shall prevent others from acquiring from LICENSEE information concerning or samples of such catalysts.

     5.2 Article 5.1 shall not be construed as requiring UOP to furnish Technical Information in the form of specific services such as preparation of engineering design specifications or detailed design or other services such as construction, computer utilization, operating, training or software development services unless UOP is appropriately compensated for such services. UOP is willing to furnish such services pursuant to an agreement or agreements separate from this agreement under provisions mutually satisfactory to LICENSEE and UOP. Upon LICENSEE's request and subject to provisions similar to those then being offered to others for similar services, UOP shall prepare and furnish to LICENSEE engineering design specifications for the Unit.


     5.3 LICENSEE's Technical Information shall be available to UOP. UOP shall not duplicate or disclose to others LICENSEE's Technical Information furnished to UOP directly or indirectly, in writing or otherwise, except to the extent necessary in the performance of UOP's business.


     5.4 The restrictions on use, duplication and disclosure in this Article 5 shall not apply to:

          (i) Technical Information which was developed by the recipient and was in the recipient's possession before its receipt from the other party;

          (ii) Technical Information which at the time of its disclosure to the recipient is, or thereafter becomes through no act or failure to act on the part of the recipient, part of the public domain; or

          (iii) Technical Information which has been rightfully furnished to the recipient by a third party without restriction on disclosure or use.

          The occurrence of any of the above exceptions shall not be construed as an express or implied grant of any rights under any of either party's patents. An individual feature of Technical Information shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Technical

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          Information shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

                                    ARTICLE 6
                              RECORDS OF OPERATION

     6.1 LICENSEE will keep detailed and accurate records of the character and amount of charge and products and operating conditions and catalysts used in the Unit, and will keep such records as are necessary to determine royalties payable hereunder, and will furnish copies thereof to UOP at UOP's request. The amount of charge and products shall be determined by accurate tank gauges or other methods of measurement approved by UOP. UOP may, on reasonable notice and during business hours, make such examinations as it may deem necessary to verify such records.

                                    ARTICLE 7
                                    ROYALTIES

     7.1 LICENSEE will pay royalties and provide statements to UOP as set forth in Schedule B.

                                    ARTICLE 8
                               PATENT INFRINGEMENT

     8.1 LICENSEE will promptly advise UOP in writing of any claim of infringement and of the commencement against it of any suit or action for infringement of patents made or brought against LICENSEE and based upon the use hereunder by LICENSEE of the Process in accordance with designs and specifications furnished by UOP or approved by UOP in writing.

     8.2 UOP (i) will undertake at its own expense the defense of any such suit or action and (ii) will hold LICENSEE free and harmless from any damages or other sums that may be assessed in or become payable under any decree or judgment by any court which results from such suit or action; provided that the aggregate amounts that may become payable by UOP under the provisions of (ii) above shall not in any event exceed one-half (1/2) of the total royalties received by UOP under this agreement. The provisions of (i) and (ii) above shall be the exclusive remedy of LICENSEE in connection with patent infringement.

     8.3 UOP will be fully responsible for and will have sole charge in the defense of any such suit or action. LICENSEE will render UOP all reasonable assistance that may be required by UOP in the defense of such suit or action and LICENSEE shall have the right to be represented therein by advisory counsel of its own selection and at its own expense.

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     8.4  Neither UOP nor LICENSEE shall settle or compromise any such suit or action without the written consent of the other party if the settlement or compromise obliges the other to make any payment or part with any property or assume any obligation or grant any licenses or other rights by reason of such settlement or compromise.

                                    ARTICLE 9
                                     DEFAULT

     9.1 If LICENSEE shall delay in paying royalties or providing statements to UOP as provided in Article 7 or default on any other obligation under this agreement, UOP may give written notice to LICENSEE specifying the claimed particulars of such default. If such default is not remedied within thirty (30) days after submission of such notice, UOP may (i) terminate this agreement by giving written notice to LICENSEE, (ii) assess a finance charge (not to exceed the maximum amount permitted by law) for the period of any delay in paying royalties, and/or (iii) enforce the defaulted obligation by any available lawful means. Any indulgence by UOP shall not be construed as a waiver of UOP's rights under this paragraph either with respect to such default or to similar subsequent defaults.

                                   ARTICLE 10
                                   TERMINATION

     10.1 LICENSEE may terminate this agreement at any time after ten (10) years from the Commencement Date, provided LICENSEE has first acquired a fully paid license for the design capacity or demonstrated capacity of the Unit, whichever is greater. LICENSEE shall notify UOP, in writing, of the Commencement Date within thirty (30) days thereafter. UOP may terminate this agreement at any time after ten (10) years from the Commencement Date. In each case, termination shall be effected by at least six (6) months prior written notice. In any event, this agreement shall terminate ten (10) years after the date of this agreement should the Commencement Date not have occurred by such date.

     10.2 After termination, neither party shall have any further rights or obligations under this agreement except (i) LICENSEE shall remain liable under Article 7 for any royalties accrued prior to termination,
          (ii) the restrictions on use, duplication and disclosure of Technical Information under Article 5 shall remain in effect, (iii) UOP's rights under Article 4 and the right to use LICENSEE's Technical Information under Article 5.3 shall remain in effect, and (iv) after termination under this Article 10, LICENSEE's rights under Article 3 and the right to use UOP's Technical Information under Article 5.1 shall remain in effect to the extent of any fully paid license(s) acquired by LICENSEE.

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                                   ARTICLE 11
                             ASSIGNMENT OR TRANSFER

     11.1 This agreement shall not be assignable by either party without the prior written consent of the other party; however, it may be assigned without such consent by either party to the successor in interest of all or substantially all of the business and assets of such party or by UOP to the successor in interest of all or substantially all of UOP's licensing business. No assignment shall be valid until the assignee has assumed the rights and obligations of the assignor under this agreement.

     11.2 Prior to any sale, lease or other disposition of the Unit, LICENSEE shall (i) acquire a fully paid license for the demonstrated capacity or the design capacity of the Unit, whichever is greater, (ii) transfer the fully paid licenses acquired hereunder to the purchaser, lessee or other operator of the Unit, and (iii) require as a condition of such sale, lease or other disposition that the purchaser, lessee or other operator of the Unit enter into an appropriate agreement with UOP restricting the use (to the extent of said transferred fully paid licenses), duplication and disclosure of UOP's Technical Information.


     11.3 Any assignment of this agreement or any sale, lease or other disposition by LICENSEE of the Unit shall not relieve LICENSEE or UOP of the restrictions on use, duplication and disclosure of Technical Information under Article 5.

                                   ARTICLE 12
                               GENERAL PROVISIONS

     12.1 Notices and written statements required under this agreement shall be deemed to have been given upon mailing, postpaid, to the recipient party at the following address or at such other address as may from time to time be designated in writing to the other party:

            LICENSEE:     BTL Specialty Resins Corp.
                          3350 W. 131st Street
                          P.O. Box 598
                          Blue Island, Illinois  60406-0598
                          tel:  708-388-9373
                          fax:  708-388-9379

            UOP:          UOP
                          25 East Algonquin Road
                          P.O. Box 5017
                          Des Plaines, Illinois  60017-5017
                          U.S.A.
                          tel:  708-391-2000
                          fax:  708-391-2253

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     12.2 "Q-Max" is proprietary and LICENSEE shall not claim any rights or interests in the word "Q-Max". LICENSEE shall make no commercial use of the word "Q-Max" as a trademark, service mark or otherwise unless such commercial use, including the manner of use, has first been approved in writing by UOP.

     12.3 This agreement embodies the entire agreement between the parties relating to the subject of this agreement and there are no prior representations or agreements relating thereto.

     12.4 No change in, addition to, or waiver of the provisions of this agreement shall be binding upon either party unless approved in writing by its authorized representative and no modifications shall be effected by the acknowledgment or acceptance of purchase order forms containing other or different provisions.

     12.5 Nothing contained in this agreement shall be construed as granting any rights to LICENSEE, express or implied, to use the Process other than in the Unit.

     12.6 This agreement shall be construed and the legal relations between the parties shall be determined according to the laws of the State of Illinois, U.S.A.

     12.7 Upon execution by the parties, this agreement shall be deemed effective as from the date of this agreement.

                                   ARTICLE 13
                               SPECIAL PROVISIONS

     13.1 Prior to the Commencement Date, all operations of the Unit shall be exclusively governed by the provisions of the Cat Con License Agreement.

     13.2 On the Commencement Date: (a) the Cat Con License Agreement shall terminate and all fully paid licenses acquired by LICENSEE under the Cat Con License Agreement shall cease to exist; (b) any UOP Technical Information furnished to LICENSEE under the Cat Con License Agreement shall be deemed to have been furnished under and shall be governed by the provision of this agreement; and (c) all operations of the Unit shall be exclusively governed by the provisions of this agreement.


     13.3 If LICENSEE decides not to revamp the Unit for operation under this agreement: (a) this agreement shall terminate, and the payments specified in paragraph 1 of Schedule B will not come due; and (b) LICENSEE shall promptly return to UOP all of the UOP Technical Information furnished by UOP for the revamp of the Unit, and LICENSEE shall have no further right to use such information for any purpose.

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

   AGREED:                            AGREED:

   BTL SPECIALTY RESINS CORP.         UOP
                                                                         U O P
   By /s/                             By /s/                             /s/
     ---------------------------            ---------------------------  -------
   Title  President                   Title            President.        INITIAL
        ------------------------            ---------------------------

  WITNESSED:                         WITNESSED:

   By /s/                             By /s/
     ---------------------------            ---------------------------
   Title  Sales & Marketing Mgr.      Title            Secretary.
        ------------------------            ---------------------------

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                                   SCHEDULE A

                                   DEFINITIONS

          1. "Q-Max Process" or "Process" means a process for producing cumene by reacting benzene with a C3 alkylating agent or a polyisopropylbenzene transalkylating agent in the presence of a catalyst containing a molecular sieve.

          2. "Patent Rights" shall mean rights with respect to or transferable interests in patents and patent applications of all countries only to the extent that they or the claims thereof cover the Process, any apparatus and catalysts for carrying out the Process, and the products of the Process (i) acquired by the company in question prior to the Cut-off Date, or (ii) based on inventions conceived and under the control of the company in question prior to the Cut-off Date; in each case to the extent that, and subject to the conditions (including the obligation to account to and/or make payments to others) under which, the company in question has the right to grant licenses, immunities or licensing rights.

          3. "Technical Information" shall mean (i) improvements and developments relating to the Process made or acquired by the company in question prior to the Cut-off Date, and (ii) operating technique necessary for the operation of the Process made or acquired by the company in question prior to the termination of this agreement; in each case to the extent that, and subject to the conditions (including the obligation to account to and/or make payments to others) under which, the company in question has the right to disclose such information to others. Technical Information shall not include any information relating to the composition of and methods for the manufacture of catalysts for use in the Process.

          4. "Unit" shall mean the existing UOP Catalytic Condensation Process unit which LICENSEE has been operating under the provisions of the Cat Con License Agreement and which LICENSEE intends to revamp for operations hereunder at Blue Island, Illinois, whose present contemplated revamp design capacity is 186.3 metric tons of Cumene Product per operating day (or 65,883 metric tons of Cumene Product per calendar year, based on 8490 operating hours per calendar year), as such unit may from time to time be modified or enlarged but not replaced.

          5. "Commencement Date" shall mean the date when LICENSEE first commences operation of the Process in the Unit.

          6. " Cut-off Date " shall mean (i) the date four (4) years after the Commencement Date, (ii) the date seven (7) years after the date of this agreement, or (iii) the date of termination of this agreement, whichever occurs first.

          7. "Cumene Product" shall mean the total quantity of cumene produced in and leaving the Unit.

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          8.   "Subsidiary" shall mean any company in which the company in question, directly or indirectly, shall at the time in question own, or have the power to exercise control of, a majority of the stock having the right to vote for the election of directors.

          9. "Annual Average BLS Index" as applied to any calendar year shall mean the average of the monthly indices for the consecutive twelve month period ending October 31 of the preceding calendar year from the Producer Price Index of "Industrial Commodities" as published by the Bureau of Labor Statistics, United States Department of Labor, using the year 1982 as the base index equal to 100. It is understood that the Annual Average BLS Index applicable for calculation of royalties due as a result of actual operations shall be the Annual Average BLS Index applicable to the year of such operations. If at any time during the term of this agreement the Producer Price Index of " Industrial Commodities" should cease to be published, another suitable index published by the Government of the United States of America or other authoritative organization and generally recognized by the trade as authoritative with respect to changes in the United States of America of equivalent commodity costs shall be used.

          10. "Cat Con License Agreement" shall mean the UOP Catalytic Condensation Process License Agreement dated October 1, 1985 between LICENSEE and UOP.

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